Exhibit 10.1

Termination and Release Agreement

THIS TERMINATION AND RELEASE AGREEMENT, dated as of February 27, 2018 (this “Agreement”), is executed by and among HUMANIGEN, INC., a Delaware corporation, formerly known as KaloBios Pharmaceuticals, Inc. (“Borrower”), BLACK HORSE CAPITAL MASTER FUND LTD. (“BHCMF”) individually as a Lender, and as Agent, BLACK HORSE CAPITAL LP (“BHC”), as a Lender, CHEVAL HOLDINGS LTD. (“Cheval”, and together with BHCMF and BHC, the “Black Horse Lenders”), as a Lender, and Nomis Bay LTD (“Nomis”), as a Lender. The Black Horse Lenders and Nomis are collectively referred to as the “Lenders”. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in that certain Credit and Security Agreement, dated December 21, 2016 by and among the parties to this Agreement, as amended (the “Credit Agreement”). All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

RECITALS

WHEREAS, each Lender made available and extended credit to Borrower under the terms and conditions of the Credit Agreement;

WHEREAS, the Lenders and the Borrower have entered into that certain Securities Purchase and Loan Satisfaction Agreement, dated as of December 21, 2017, whereby the parties agreed on the terms and conditions for the satisfaction of the Term Loans and Grid Loans extended by the Lenders, the Bridge Loan extended by the Black Horse Lenders and the Claims Advances Loan extended by Nomis, in each case under the Credit Agreement, and the satisfaction and cancellation of each Note issued to the Lenders under the Credit Agreement (the “Securities Purchase and Loan Satisfaction Agreement”);

WHEREAS, Nomis and the Borrower have entered into that certain limited liability company operating agreement, dated of even date herewith, in connection with a newly formed entity that is assuming the Claims Advances Loan concurrently with the execution of this Agreement; and

WHEREAS, each Lender, the Agent and the Borrower have agreed to terminate the Credit Agreement.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:

AGREEMENT

1.          Satisfaction of Promissory Notes.  The Borrower and each Lender has reached an agreement for the satisfaction of all principal and interest due and owing to such Lender under the Credit Agreement, the Notes and each other Financing Document.  The Lenders and the Borrower confirm and agree that the Securities Purchase and Loan Satisfaction Agreement covers the only accrued obligations known to be outstanding between the Lenders and the Borrower as of the date thereof.

2.          Termination of the Credit Agreement.  The Credit Agreement, the Notes and each other Financing Document are hereby terminated and shall be of no further force or effect, except to the extent that any provisions contained in the Credit Agreement, the Notes or a Financing Document are stated to survive the termination thereof.  All obligations, if any, of any Lender to make any loans or extensions of credit under, or with respect to, the Credit Agreement, the Notes or a Financing Document shall be terminated.

3.          Release of Lenders and Agent.  For and in consideration of the Lenders’ agreements contained herein, Borrower hereby releases and forever discharges each Lender and its respective parents, subsidiaries and affiliates, past or present, and each of them, as well as their respective directors, officers, agents, servants, employees, shareholders, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and each of them (collectively, the “Releasees”), from and against any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action in law or equity, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, fixed or contingent, suspected or unsuspected by Borrower (collectively, “Claims”), which Borrower now owns or holds or has at any time heretofore owned or held, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof in each case in connection with the Credit Agreement, the Notes or any Financing Document, other than Claims arising out of common law fraud of a Releasee (collectively the “Released Matters”).  Borrower represents, warrants and agrees, that in executing and entering into this release, it is not relying and has not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Agreement, the Credit Agreement, the Notes, any Financing Document or the Securities Purchase and Loan Satisfaction Agreement.  Borrower has reviewed this release with its legal counsel, and understands and acknowledges the significance and consequence of this release and of the specific waiver thereof contained herein.  Borrowers understands and expressly assumes the risk that any fact not recited, contained or embodied therein may turn out hereafter to be other than, different from, or contrary to the facts now known to Borrower or believed by Borrower to be true.  Nevertheless, Borrower intends by this release to release fully, finally and forever all Released Matters and agrees that this release shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.  Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claims released, remised and discharged by Borrower pursuant to this Agreement.  If Borrower violates the foregoing covenant, Borrower agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

4.          Further Assurances.  The Borrower, each Lender, and the Agent, respectively, shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement, including the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

5.          Governing Law.  This Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principals.

6.          Entire Agreement.  This Agreement and the agreements contemplated hereby represent the entire understanding between the parties with respect to the termination of the Credit Agreement and have been entered into by the parties with a full understanding of its terms.

7.          Amendments and Modifications.  This Agreement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by each of the parties to this Agreement.

8.          Binding Effect.  All of the terms and conditions of this Agreement will be binding upon, and inure to the benefit of and be enforceable by, the parties and their respective successors and assigns, but this Agreement and the rights and obligations hereunder may only be assigned with the prior written consent of the parties.

9.          Severability.  If any provisions of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect, without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

10.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and together will constitute one and the same instrument.  The parties agree that facsimile, e-mail, or other electronic (including PDF) copies of signatures shall be deemed originals for all purposes hereof and shall be acceptable and binding on the parties hereto.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

:	BORROWER

Humanigen, Inc.

	By:	/s/ Cameron Durrant
Name: Dr. Cameron Durrant
Title: Chairman and Chief Executive Officer

BHCMF:

Black Horse Capital Master Fund LTD

By:	/s/ Dale Chappell
Name: Dale Chappell
Title: Director

BHC:

Black Horse Capital LP

By: Black Horse Capital Management LLC,
A Delaware limited liability company
Its: Managing General Manager

By:	/s/ Dale Chappell
Name: Dale Chappell
Title: Manager

CHEVAL:

Cheval Holdings, LTD

By:	/s/ Dale Chappell
Name: Dale Chappell
Title: Director

[Signature page to Termination and Release Agreement]

NOMIS:

Norris Bay LTD

By:	/s/ J. Keyes
Name: J. Keyes
Title: Director

[Signature page to Termination and Release Agreement]